                                                                     EXHIBIT 2.4

                                 UROGEN CORP.

                            _______________________

                          INVESTOR RIGHTS AGREEMENTS

                                 JULY 8, 1998

                            _______________________

                                 UROGEN CORP.

                           INVESTOR RIGHTS AGREEMENT

     THIS AGREEMENT ("Agreement") is made as of the 8th day of July, 1998, by
                      ---------
and among Urogen Corp., a Delaware corporation (the "Company"), Baxter
                                                     -------
Healthcare Corporation, a Delaware corporation (the "Investor"), and with
                                                     --------
respect to Sections 2, 3, 5 and 7, Ivor Royston, Paul Quadros and Robert Sobol (collectively, the "Founders").
                    --------

                                   RECITALS
                                   --------

     WHEREAS, the Company and the Investor have entered into that certain Asset Purchase Agreement dated as of February 28, 1998, as amended by Amendment to Asset Purchase Agreement dated as of May 27, 1998 (collectively, the "Asset
                                                                      -----
Purchase Agreement");
------------------

     WHEREAS, pursuant to the Asset Purchase Agreement, the Company agreed to grant the Investor certain rights regarding registration of the Company's securities under the Securities Act (as defined below), co-sale rights, investment rights and certain other rights;

     WHEREAS, pursuant to the Asset Purchase Agreement the Investor has agreed to comply with certain standstill and other conditions set forth herein; and

     WHEREAS, the Founders have entered into this Agreement as an inducement to the Investor entering into the Acquisition Agreements.

    NOW, THEREFORE, in consideration of the above and of the mutual promises set forth herein, the parties hereto agree as follows:


                                   SECTION 1

                                  DEFINITIONS
                                  -----------

     1.1  CERTAIN DEFINITIONS.  Hereafter, in this Agreement the following terms
          -------------------
shall have the following respective meanings (capitalized terms not otherwise defined shall have the meanings ascribed to them in the Asset Purchase Agreement):

          "Acquisition Agreements" shall mean the Asset Purchase Agreement, this
           ----------------------
Agreement, the Distribution Agreement, the Development Agreement, the Services Agreement, the Royalty Agreement, the Seller License Agreement, the Credit Agreement and the Employee Lease.

          "Affiliate" of, or Person "affiliated" with, a specified Person shall
           ---------
mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          "Co-Sale Pro Rata Share" shall mean, with respect to the Investor, the
           ----------------------
ratio that (i) the sum of (x) the total number of shares of then outstanding Common Stock held by the Investor and (y) the number of shares of Common Stock issuable upon the conversion of then outstanding Preferred Stock held by the Investor bears to (ii) the sum of (x) the total number of shares of then outstanding Common Stock held by the Investor or issuable upon the conversion of then outstanding Preferred Stock held by the Investor and (y) the total number of shares of Founders' Shares held by all Founders and Permitted Transferees.

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the common stock, $.001 par value per share,
           ------------
of the Company.

          "Common Stock Equivalents" shall mean (without duplication of any
           ------------------------
other Common Stock, Preferred Stock or Common Stock Equivalents) rights, warrants, convertible securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

          "Company Securities" shall mean the Preferred Stock, Common Stock,
           ------------------
Common Stock Equivalents and any other capital stock of the Company issued and outstanding from time to time.

          "Conversion Stock" shall mean (i) any Common Stock issued or issuable
           ----------------
with respect to any Original Common Stock or Preferred Stock held by a Holder and/or (ii) any Common Stock issued or issuable with respect to any other Common Stock Equivalents issued or issuable with respect to any Original Common Stock or Preferred Stock held by a Holder.

          "First Public Offering" shall mean the first consummation of the
           ---------------------
Company's sale of its Common Stock pursuant to a registration statement under the Securities Act after the date hereof.

          "Founders' Shares" shall mean shares of outstanding Common Stock and
           ----------------
Common Stock Equivalents held of record by the Founders on the date hereof or issued with respect to such shares upon any Recapitalization and held by the Founders and/or Permitted Transferees at the applicable time; provided, however that Founders' Shares shall not include securities issued in connection with the Bridge Financing or securities issued with respect to such securities upon any Recapitalization.

          "Holder" shall mean the Investor so long as the Investor holds
           ------
Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section
2.14 hereof.

          "Initiating Holders" shall mean any Holder so long as such Holder
           ------------------
holds at least 1,000,000 shares of Common Stock or Conversion Stock convertible into or exercisable for at least 1,000,000 shares of Common Stock.

          "Offered Shares" shall mean Founders' Shares proposed to be sold,
           --------------
assigned or transferred by a Seller in a particular transaction.

          "Permitted Transfer" shall mean: (a) a Transfer of Company Securities
           ------------------
between any Stockholder and any Affiliate of such Stockholder; provided,
                                                               --------
however, that with respect to any Transfer of shares of Voting Stock, the
-------
Stockholder, or any successor to substantially all of the Stockholder's business, retains, as trustee or by some other means, the sole authority to vote such shares of Voting Stock; and (b) a bona fide pledge of Company Securities by a Stockholder to a bank or financial institution. Except with respect to a bona fide pledge to a bank or financial institution, no Permitted Transfer shall be effective unless and until the transferee of the Company Securities so transferred executes and delivers to the Company an executed counterpart of this Agreement agreeing to be bound by the terms of this Agreement in the same manner as the transferor.

          "Permitted Transferee" shall mean any Person who shall have acquired
           --------------------
and who shall hold Company Securities pursuant to a Permitted Transfer.

          "Person" shall mean an individual, corporation, limited liability
           ------
company, partnership, limited partnership, limited liability partnership, trust or unincorporated association, or a government or any agency or political subdivision thereof.

          "Preferred Stock" shall mean the preferred stock, $.01 par value per
           ---------------
share, of the Company.

          "Recapitalization" shall mean with respect to any Company Securities,
           ----------------
any stock split, stock dividend, recapitalization, or similar event.

          "Registrable Securities" shall mean (i) the Conversion Stock and (ii)
           ----------------------
Common Stock issued to the Investor pursuant to the Asset Purchase Agreement and held of record by a Holder (the "Original Common Stock"); provided, however,
                                 ---------------------    --------  -------
that shares of Common Stock or other securities shall be treated as Registrable Securities only if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, whether in a registered offering, Rule 144 transaction or otherwise, or (B) sold, in the written opinion of counsel to the Company, in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act, such that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          The terms "register," "registered" and "registration" refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses, except as otherwise
           ---------------------
stated below, incurred by the Company in complying with Sections 2.4, 2.5 and
2.6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, and blue sky fees and expenses, but shall not include any Selling Expenses.

          "Reorganization" shall mean the Company's sale of all or substantially
           --------------
all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring entity in which the holders of capital stock of the Company hold less than 50% of the voting securities of the acquiring corporation.

          "Restricted Securities" shall mean the securities of the Company
           ---------------------
required to bear the legend set forth in Section 2.2 hereof.

          "Rights" shall mean the registration rights and the co-sale rights of
           ------
the Investor described in Sections 2 and 3, respectively.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Seller" shall mean a Founder or Permitted Transferee who proposes to
           ------
sell, transfer or assign Founders' Shares.

          "Selling Expenses" shall mean all underwriting discounts, selling
           ----------------
commissions and stock transfer taxes applicable to the securities registered by the Holders and all reasonable fees and, with respect to each Holder, disbursements of counsel for such Holder.

          "Series A Preferred Stock" shall mean the Series A preferred stock,
           ------------------------
$.01 par value per share, of the Company.

          "Series B Preferred Stock" shall mean the Series B preferred stock,
           ------------------------
$.01 par value per share, of the Company.

          "Series C Preferred Stock" shall mean the Series C preferred stock,
           ------------------------
$.01 par value per share, of the Company.

          "Shares" shall mean all issued and outstanding shares of Original
           ------
Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

          "Stockholder" shall mean any holder of record of Company Securities
           -----------
(other than the Company) who may execute this Agreement or hereafter may execute a separate agreement to be bound by the terms hereof.

          "Total Voting Power" shall mean, at any time, the aggregate number of
           ------------------
votes which may be cast by holders of outstanding Voting Stock.

          "Transfer" shall mean to transfer, sell, assign, pledge, hypothecate,
           --------
create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Company Securities.

          "Voting Stock" shall mean (i) shares of the Company's Common Stock,
           ------------
(ii) each series of Preferred Stock, (iii) all other securities issued by the Company which are exercisable or convertible into Common Stock or exercisable or convertible into securities that are exercisable or convertible into Common Stock and (iv) all other securities directly or indirectly entitled to vote generally for the election of directors of the Company, whether currently outstanding or hereafter issued.


                                   SECTION 2

            GENERAL RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
            ------------------------------------------------------
              COMPLIANCE WITH SECURITIES ACT; REGISTRATION RIGHTS
              ---------------------------------------------------

     2.1  GENERAL RESTRICTIONS ON TRANSFERABILITY.  The Shares, Founders' Shares
          ---------------------------------------
and the Conversion Stock shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2 and in Sections 5.1 and 5.7, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder and Founder will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares, Founders' Shares or Conversion Stock held by such Holder or Founder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

     2.2  RESTRICTIVE LEGEND.  Each certificate representing the Shares,
          ------------------
Founders' Shares and any securities issued in respect of the Shares or Founders' Shares, including upon conversion of the Preferred Stock held by a Holder and upon any Recapitalization, Reorganization or similar event or a reincorporation shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

Each Holder and Founder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Stock or the Common Stock in order to implement the restrictions on transfer established in this Section 2.

     2.3  NOTICE OF PROPOSED TRANSFERS.  The holder of each certificate
          ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) an unqualified written opinion of legal counsel, who shall be and whose legal opinion shall be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto (except that it is agreed that the Company will not require opinions of counsel or "no action" letters for transfers to Permitted Transferees), whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of this Agreement and the terms of the notice delivered by such holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

     2.4  REQUESTED REGISTRATION.
          ----------------------

          (a)  Request for Registration.  In case the Company shall receive from
               ------------------------
Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to not less than such number of shares such that the anticipated aggregate offering price, net of underwriting discounts and commissions, would equal or exceed $5,000,000, the Company will:

                    (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                    (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within forty-eight (48) hours after the Company's giving of such written notice; provided,
                                             --------
however, that the Company shall not be required to effect more than one
-------
registration pursuant to this Section 2.4 in any twelve (12) month period; provided, further, that the Company shall not be obligated to take any action to
--------  -------
effect any such registration, qualification or compliance pursuant to this
Section 2.4:

                         (A)  With respect to any particular jurisdiction in
which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                         (B)  Prior to the date six months after the closing of
the First Public Offering;

                         (C)  During the period starting with the date sixty
(60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                         (D)  After the Company has effected two such
registrations pursuant to this Section 2.4(a), and such registrations have been declared or ordered effective; or

                         (E)  If the Company shall furnish to such Holders a
certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, in which case the Company's obligation to use its best efforts to register, qualify or comply under this Section 2.4 shall be deferred for a period not to exceed ninety (90) days from the date of mailing such notice to the Initiating Holders (such notice shall also state that it is the Company's bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of the date of such notice); provided that the Company may not exercise this right more than once in any twelve-month period.

Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

          (b)  Underwriting.  In the event that a registration pursuant to
               ------------
Section 2.4 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 2.4(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.4 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.4, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this
Section 2.4, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided,
                                                                  --------
however, that the number of shares of Registrable Securities to be included in
-------
such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration; provided further, however, that if the number of shares of
              -------- -------  -------
Registrable Securities to be included in such underwriting or registration is reduced to less than 75% of the aggregate number of shares of Registrable Securities originally requested for registration pursuant to Section 2.4(a), then such registration or underwriting shall not be counted as one of the two permitted requests for registration under Section 2.4(a)(D). No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration and such Registrable Securities shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

     2.5  COMPANY REGISTRATION.
          --------------------

          (a)  Notice of Registration.  If at any time or from time to time
               ----------------------
after the First Public Offering the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Rule 145 transaction, the Company will:

                    (i)    promptly give to each Holder written notice thereof;
and

                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within forty-eight (48) hours after the Company's giving of such notice, by any Holder.

          (b)  Underwriting.  If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.5(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting (after inclusion of all shares to be included by the Company) shall be allocated among all Holders requesting inclusion of Registrable Securities in such registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided,
                                                                  --------
however, that the right of the underwriters to exclude Registrable Securities
-------
from the registration and underwriting as described above shall be restricted such that (i) the number of Registrable Securities included in any such registration may not be reduced below fifteen percent (15%) of the shares proposed to be registered by such Holders; and (ii) all shares that are not Registrable Securities and all shares that are held by persons who are employees or directors of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest one hundred (100) shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          (c)  Right to Terminate Registration.  The Company shall have the
               -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 2.5 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     2.6  REGISTRATION ON FORM S-3.
          ------------------------

          (a) If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate offering price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company
                                          --------  -------
shall not be required to effect more than one registration pursuant to this
Section 2.6 in any twelve (12) month period or in excess of two registrations under this Section 2.6. The substantive provisions of Section 2.4(b) shall be applicable to each registration initiated under this Section 2.6.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.6: (i) with respect to any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six
(6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
(iv) if the Company shall furnish to such Holder a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, in any such case the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder.

     2.7  LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.  From and after the
          ---------------------------------------------
date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless such new registration rights, including standoff obligations, are subordinate to the rights of the Holders hereunder and would not reduce the amount of Registrable Securities of the Holders which may be included in a registration.

     2.8  EXPENSES OF REGISTRATION.  All Registration Expenses incurred in
          ------------------------
connection with all registrations pursuant to Sections 2.4, 2.5 and 2.6 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered; provided, however that fees and disbursements of counsel for a Holder shall be paid by the Holder incurring same.

     2.9  REGISTRATION PROCEDURES.  In the case of each registration,
          -----------------------
qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed;

          (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

          (c) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering;

          (e) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     2.10 INDEMNIFICATION.
          ---------------

          (a) The Company will indemnify each Holder, each of its officers, directors, partners, members, accountants, legal counsel and agents, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act (each a "Company Indemnified Party"), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any final registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Company Indemnified Party for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Company Indemnified Party and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, accountants, legal counsel and agents, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, partners, members, accountants, legal counsel and agents, and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each a "Holder Indemnified Party"), against all claims, losses, damages and
         ------------------------
liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any final registration statement, prospectus, offering circular or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Holder Indemnified Party for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however that the total amount payable in indemnity by a Holder under
--------  -------
this Section 2.10(b) shall not exceed the net proceeds received by such Holder in the registered offering from which the obligation to indemnify under this
Section 2.10(b) arises.

          (c) Each party entitled to indemnification under this Section 2.10 (the "Indemnified Party") shall give notice to the party required to provide
      -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, in which case the Indemnifying Party shall be relieved of its obligation under this Section 2.10 to the extent of such prejudice, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability or action referred to herein, then the Indemnifying Party, in lieu of indemnifying such

Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     2.11 TERMINATION OF REGISTRATION RIGHTS.  The rights granted pursuant to
          ----------------------------------
this Section 2, to the extent not earlier terminated pursuant to Section 7.1, shall terminate as to any Holder on the earlier of (a) such time as such Holder is able to sell publicly without registration all Registrable Securities then held by such Holder, if any, within a ninety (90) day period pursuant to Rule 144 under the Securities Act or a similar exemption or (b) five (5) years after the date hereof (the "Five Year Termination Date"); provided, however, that
                      --------------------------
unless the Company provides written notice to such Holder at the Holder's address of record with the Company at least twelve (12) months prior to the Five Year Termination Date, the Five Year Termination Date shall automatically extend for additional one year periods (the ending date of each, an "Extended
                                                              --------
Termination Date") unless written notice is provided to such Holder at such
----------------
address at least twelve (12) months prior to the applicable Extended Termination Date.

     2.12 INFORMATION BY HOLDER.  The Holder or Holders of Registrable
          ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

     2.13 RULE 144 REPORTING.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission that may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act");
              ------------

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) So long as the Investor owns any Restricted Securities, to furnish to the Investor forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

     2.14 TRANSFER OF REGISTRATION RIGHTS.  The rights to cause the Company to
          -------------------------------
register securities granted to the Investor under Sections 2.4, 2.5 and 2.6 may be assigned in connection with any transfer or assignment of Registrable Securities by the Investor provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such transferee agrees to be bound hereby and (iii) either (A) such assignee or transferee acquires at least 1,000,000 shares of Common Stock or Conversion Stock convertible into at least 1,000,000 shares of Common Stock (appropriately adjusted for Recapitalizations) or (B) such transferee is a Permitted Transferee of the Investor.

     2.15 STANDOFF AGREEMENT.  Each Holder agrees in connection with the
          ------------------
Company's registered public offering of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to publicly sell, make any short sale of, hedge, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company in a public transaction (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of any such registration; provided, that the officers and directors of the Company who own stock of the Company have also agreed to such restrictions (including without limitation, the Founders and their Permitted Transferees).


                                   SECTION 3

                               RIGHT OF CO-SALE
                               ----------------

     3.1  Investor's Right of Co-Sale.  Prior to a registered public offering,
          ---------------------------
no Seller may sell, assign or transfer any of its Offered Shares until the Investor shall have been given the opportunity, exercisable within twenty (20) days from the date of receipt of the notice to it of such sale (including the price, terms and conditions of such sale), to participate in such transfer, provided that the Investor is capable of selling such securities under federal and state securities laws, to the extent of its respective Co-Sale Pro Rata Share of the Offered Shares. If the Investor fails to notify such Seller within twenty (20) days after receipt of the notice given by such Seller pursuant to this Section 3.1 of its agreement to sell all or part of its Co-Sale Pro Rata Share of the Offered Shares, the Investor shall be deemed to have waived its rights under this Section 3.1 with respect to such proposed transfer; provided,
                                                                      --------
however that
-------
the foregoing restrictions on the sale, assignment or transfer by a Seller set forth in this Section 3.1 shall not apply to any transfer to a Permitted Transferee.

     3.2  Termination of Co-Sale Rights.  The rights set forth in this Section
          -----------------------------
3, to the extent not earlier terminated pursuant to Section 7.1, shall terminate and be of no further force or effect on the earlier of (a) the Company's First Public Offering, (b) the listing of the Company's Common Stock on The Nasdaq Stock Market, (c) the Investment Milestone Date (as defined in the Asset Purchase Agreement) and (d) July 8, 2003.


                                   SECTION 4

  RIGHT TO PURCHASE NEW SECURITIES; OBLIGATION TO PURCHASE SERIES C PREFERRED
  ---------------------------------------------------------------------------
                                     STOCK
                                     -----

     4.1  General.  The Investor shall have the right to purchase up to twenty
          -------
percent (20%) of any "New Securities" (as defined in Section 4.2) that the Company may from time to time issue after the date of this Agreement.

     4.2  New Securities.  "New Securities" shall mean any Common Stock or
          --------------    --------------
Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, debt securities (other than pursuant to capital leases, real property leases or indebtedness to banks or other financial institutions), and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term "New Securities" does not include:
       --------  -------                                 ----------------

          (i) shares of the Company's Common Stock (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or plans approved by the Board of Directors of the Company;

          (ii) as of such applicable date, any securities issuable upon conversion of or with respect to any then outstanding shares of Common Stock or Preferred Stock or other securities issuable upon conversion of or with respect to such securities;

          (iii) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend or recapitalization in which the Investor's percentage beneficial ownership of the Company's capital stock is not reduced;

          (iv)   securities offered by the Company after the First Public
Offering;

          (v) securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity;

          (vi) securities issued to banks, equipment lessors, real property lessors and in other similar debt financing transactions approved by the Company's Board of Directors and securities issued upon conversion of or with respect to such securities; or

          (vii) any Company Securities issued as part of the Bridge Financing (as defined in the Asset Purchase Agreement).

     4.3  PROCEDURES.  In the event that the Company proposes to undertake an
          ----------
issuance of New Securities, it shall give to the Investor written notice of its intention to issue New Securities (the "Notice"), describing the type of New
                                        ------
Securities and the price and the general terms upon which the Company proposes to issue such New Securities. The Investor shall have ten (10) days from the date of the sending of any such Notice to agree in writing to purchase any of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed twenty percent (20%) of the New Securities to be issued).

     4.4  FAILURE TO EXERCISE.  In the event that the Company has not issued and
          -------------------
sold the New Securities within 120 days after sending the Notice to the Investor, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Investor pursuant to this Section 4.

     4.5  OBLIGATION TO PURCHASE SERIES C PREFERRED STOCK.  Notwithstanding
          -----------------------------------------------
anything in this Section 4 to the contrary, the Investor shall make the following purchases of Series C Preferred Stock (with the rights, preferences and limitations set forth in the Series C Certificate of Designation set forth as part of Exhibit A to the Asset Purchase Agreement) at a purchase price of
           ---------
$1,000 per share upon the Company's achievement of the following milestones; provided, however, that the Investor shall not be obligated to make such
--------  -------
purchases of Series C Preferred Stock if the Development Agreement has been terminated by the Investor pursuant to Section 8.1 thereof:

          (a) Two Million Dollars ($2,000,000) of Series C Preferred Stock on the IND Milestone date (as defined in the Development Agreement);

          (b) Five Million Dollars ($5,000,000) of Series C Preferred Stock upon commencement of Phase III clinical trials of the Mini-Ad Vector Technology (as defined in the Development Agreement) with respect to Collaboration Product(s) (as defined in the Development Agreement);

          (c) Ten Million Dollars ($10,000,000) of Series C Preferred Stock upon FDA (as defined in the Development Agreement) approval of the first product license application of a Collaboration Product(s) (as defined in the Development Agreement).

     4.6  TERMINATION OF RIGHTS.  The rights set forth in this Section 4 (other
          ---------------------
than pursuant to Section 4.5), to the extent not earlier terminated pursuant to
Section 7.1, shall terminate and be of no further force or effect at such time as the Investor does not own at least 250,000 shares of Common Stock and/or Preferred Stock (on an as converted to Common Stock basis) issued upon conversion of the shares of Preferred Stock and/or warrants or convertible securities exercisable for or convertible into at least 250,000 shares of Common Stock and/or Preferred Stock (on an as converted to Common Stock basis), in each instance appropriately adjusted for Recapitalizations.


                                   SECTION 5

                     ADDITIONAL COVENANTS OF THE INVESTOR
                     ------------------------------------

     Until the termination of this Agreement in accordance with Section 7.1 or the particular covenant, as the case may be, the Investor covenants and agrees as follows:

     5.1  STANDSTILL RESTRICTIONS.
          -----------------------

          (a) Without the prior written consent of the Company, the Investor shall not, and shall not permit any of its subsidiaries to, directly or indirectly, authorize or make a tender or exchange offer for, or purchase or otherwise acquire, or agree to acquire or obtain, directly or indirectly, beneficial ownership of any Voting Stock, if the effect of such acquisition would be to increase the number of shares of Voting Stock then beneficially owned by the Investor and its subsidiaries to an amount representing more than forty percent (40%) of the Total Voting Power; provided that (i) the issuance or
                                               --------
ownership of New Securities pursuant to Section 4.1, (ii) issuance of Common Stock or Preferred Stock pursuant to the Asset Purchase Agreement, (iii) issuance or ownership of the Shares or shares of Common Stock or Preferred Stock issuable or issued upon conversion of the Shares which constitute Preferred Stock in accordance with the terms of the Certificate of Designation, and (iv) the ownership or exercise of any Rights in accordance with the terms hereof, shall in no event be prohibited by the foregoing limitation; provided, further
                                                             --------  -------
that until the Investor's percentage of the Total Voting decreases below forty percent (40%) of the Total Voting Power, except as set forth in (i) through (iv) above, the Investor shall not, and shall not permit any of its subsidiaries to, directly or indirectly, authorize or make a tender or exchange offer for, or purchase or otherwise acquire, or agree to acquire or obtain, directly or indirectly, beneficial ownership of any Voting Stock.

          (b) Notwithstanding the above, the Investor shall not be obligated to dispose of any shares of Voting Stock if the aggregate percentage ownership of the Investor is increased as a result of a Recapitalization of the Company or a repurchase of securities by the Company or any other action taken by the Company or its subsidiaries. If the Company repurchases any of its Voting Stock and such repurchases result in the Investor owning more than the percentage of the Voting Stock of the Company allowed under Section 5.1(a) at the effective time of such repurchases, the Investor shall not be obligated to divest itself of the Voting Stock to fall within the foregoing percentage limitation, but shall not acquire any additional Voting Stock unless such acquisition would otherwise be Permitted under this Section 5.

     5.2  PURCHASE OF COMMON STOCK IN OPEN MARKET.
          ---------------------------------------

          Subject to the limitations of Section 5.1, the Investor shall have the right to purchase Voting Stock in the open market in an amount such that its beneficial ownership does not exceed the percentage ownership permitted under
Section 5.1

     5.3  VOTING.
          ------

          (a) Until July 8, 2001, provided that the Company is not in material breach of the Acquisition Agreements, the Investor and the Founders will take such action as is reasonable so that all shares of Voting Stock owned by the Investor and its Affiliates and the Founders and their Affiliates are voted (in person or by proxy) for (and the Company will nominate and recommend to the Company's Stockholders a vote for) the nominees to the Company's Board of Directors such that (i) one Director is a nominee requested by the Investor;
(ii) two Directors are nominees requested by the Company's Stockholders (other than the Investor and the Founders); and (iii) three directors are nominees requested by the Company's management. On all other matters to be voted on by holders of Voting Stock, the Investor and the Founders may vote (in person or by proxy) their shares of Voting Stock at their sole discretion. So long as the Investor holds at least five percent of the Total Voting Power, the Investor shall be present, in person or by proxy, at all duly held meetings of stockholders of the Company so that all shares of Voting Stock held by the Investor may be counted for the purposes of determining the presence of a quorum at such meetings.

          (b) Notwithstanding the foregoing, nothing in this Section 5.3 shall require the Investor to breach its fiduciary obligations by voting for an unfit nominee or a nominee not reasonably acceptable to the Investor.

     5.4  VOTING TRUSTS.  Except as consented to by the Company in writing, the
          -------------
Investor shall not deposit any shares of Voting Stock owned by it in a voting trust or, except as otherwise provided in this Agreement, subject any such shares to any similar arrangement or agreement with respect to the voting of such shares.

     5.5  SOLICITATION OF PROXIES.  Without the Company's prior written consent,
          -----------------------
the Investor shall neither solicit proxies with respect to any Voting Stock, nor shall it become a "participant" in any "election contest" as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act relating to the election of directors of the Company.

     5.6  ACTS IN CONCERT WITH OTHERS.  Except as otherwise provided herein or
          ---------------------------
permitted in writing by the Company, the Investor shall not join any group or otherwise act in concert with any third person for the purpose of acquiring, holding or disposing of Voting Stock.

     5.7  RESTRICTIONS ON TRANSFER OF SHARES AND OTHER VOTING STOCK.
          ---------------------------------------------------------

          (a) Until termination of this Section 5 (as provided in Section 5.9), each Holder and Founder shall not, directly or indirectly, sell or transfer any Voting Stock, except:

               (i) to the Company or any person or group approved by the Company; or

               (ii)   to any Permitted Transferee of the Holder or Founder; or

               (iii) pursuant to a Recapitalization, Reorganization or similar event of the Company or pursuant to a reincorporation or plan of liquidation of the Company approved by the Company's Board of Directors; or

               (iv) provided that the rights of such Holder or Founder under this Agreement (other than rights specified in Section 2 hereof) shall not transfer to the transferee of such securities, pursuant to a bona fide public offering registered under the Securities Act (which shall be structured to distribute such shares or other securities, if any, through an underwriter) or otherwise in such a manner as, to the extent practicable, will not, to such Holder's or Founder's knowledge, result in a sale or sales of beneficial ownership of ten percent (10%) or more of the Total Voting Power being transferred to a single person or group or pursuant to a rights offering or a dividend or other distribution to stockholders of such Holder on a pro rata basis; or

               (v) provided that the rights of such Holder under this Agreement (other than rights specified in Section 2 hereof) shall not transfer to the transferee of such securities, pursuant to Rule 144 under the Securities Act if any such sale will not, to the knowledge of such Holder or Founder, result in the transferees (whether a single person or group) beneficially owning more than ten percent (10%) of the Total Voting Power to a single person or group;

               (vi) in response to (A) an offer to purchase or exchange for cash or other consideration any Voting Stock (1) which is made by or on behalf of the Company, or (2) which is made by another person or group and is not opposed by the Board of Directors of the Company within the time such Board is required, pursuant to regulations under the Exchange Act, to advise the stockholders of the Company of such Board's position an such offer, or (B) subject to Sections 5.3 and 6.3, any other offer made by another person or group to purchase or exchange for cash or other consideration any Voting Stock which, if successful, would to such Holder's or Founder's knowledge, result in such person or group beneficially owning or having the right to acquire ten percent (10%) or less of the Total Voting power; or

               (vii)  pursuant to a plan of liquidation of such Holder; or

               (viii) to employees of such Holder upon the exercise of options issued to such employees (which options shall be exercisable for shares of Common Stock only); or

               (ix) provided that the rights of such Holder or Founder under this Agreement (other than rights specified in Section 2 hereof) shall not transfer to the transferee of such securities, pursuant to a bona fide public offering (structured as set forth in Section 5.7 (a)(iv) above) by such Holder of securities convertible into, or exchangeable for, Voting Stock; or

               (x) subject to Section 6.1, in any transfer not otherwise described herein so long as such transfer does not, directly or indirectly, result, to the best knowledge of such Holder or Founder, after reasonable inquiry, in any single person or group beneficially owning after such transfer greater than ten percent (10%) of the Total Voting Power.

          (b) Upon a proposed sale or transfer of any Shares, such Holder shall so notify the Company, as promptly as is practicable.

          (c) Notwithstanding the foregoing, no Holder or Founder will be prohibited from any of the transactions set forth in this Section 5.7 if:

               (i) prior to such transaction the Total Voting Power held by such Holder or Founder was less than twenty-five percent (25%); or

               (ii) any other holder of at least ten percent (10%) of the Total Voting Power is not so bound.

     5.8  SUPERMAJORITY VOTE.  The Company agrees not to take any significant
          ------------------
corporate actions without obtaining the approval of a majority of the Company's Board of Directors and the Investor-nominated director including:

          (a)  a Recapitalization;

          (b)  a Reorganization;

          (c) the liquidation, dissolution or winding up of the Company's business; or

          (d)  any similar transaction.

     5.9  TERMINATION OF STANDSTILL PROVISIONS.  The provisions of this Section
          ------------------------------------
5 shall terminate on July 8, 2003.


                                   SECTION 6

                   RIGHTS OF THE COMPANY UPON CERTAIN SALES
                   ----------------------------------------

     6.1  NOTIFICATION OF INTENT TO SELL.  Until July 8, 2003, if the Investor
          ------------------------------
shall decide to sell or transfer any Voting Stock pursuant to Section 5.7(a)(x), the Investor shall notify the Company (in writing or otherwise) of such intention, and shall consider in good faith any timely offer made by the Company to purchase such Voting Stock. This Section 6.1 shall not obligate (i) the Company to acquire or to offer to acquire any Voting Stock to be sold by the Investor pursuant to Section 5.7(a) (x) or require the Investor to sell any such Voting Stock to the Company.

     6.2  RIGHT OF FIRST OFFER.  Until July 8, 2003, prior to making any sale or
          --------------------
transfer of shares of Voting Stock permitted by Section 5.7 (other than Sections 5.7(a)(ii), (iv), (vi) or (ix)), the Investor shall give the Company the opportunity to purchase such shares in the following manner:

          (a)  The Investor shall give notice (the "Transfer Notice") to the
                                                   ---------------
Company in writing of such intention specifying the number of shares of Voting Stock proposed to be sold or transferred; provided, however, that if the proposed sale or transfer is pursuant to an unsolicited offer ("Unsolicited
                                                                -----------
Offer"), then the Investor need not specify the number of shares of Voting Stock
-----
proposed to be sold or transferred.

          (b) Within 20 calendar days after the receipt of the Transfer Notice, the Company may offer to purchase from the Investor at a price and on terms specified in a written notice to the Investor (the "Election Notice") any
                                                    ---------------
portion of such Voting Stock set forth in the Transfer Notice.

          (c) If the Transfer Notice relates to an Unsolicited Offer, the Investor may reject the Company's proposal set forth in the Election Notice if in the Investor's reasonable business judgement it believes that the Company's proposal is inferior to the Unsolicited Offer.

          (d) If the Transfer Notice does not relate to an Unsolicited Offer, and if the Company and the Investor do not enter into an agreement for the sale of the Voting Stock within the 30-day period following delivery by the Company of the Election Notice and after good faith negotiation by each party, the Investor shall be free, during the period of one hundred twenty (120) calendar days thereafter to sell the shares of Voting Stock specified in the Transfer Notice at a price not less and on terms not less favorable than that set forth in the Election Notice.

          (e) To the extent the Company and the Investor reach an agreement pursuant to this Section 6.2 the Company and the Investor shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

          (f) If the Investor accepts the Company's proposal set forth in the Election Notice in lieu of an Unsolicited Offer, then promptly after the Investor's acceptance of the Company's proposal, the Investor must disclose the written Unsolicited Offer to the Company.

          (g) If the Company does not send an Election Notice within the time specified for such notice, the Investor shall be free, during the period of one hundred twenty (120) calendar days following the expiration of such time for sending the Election Notice, to sell the shares of Voting Stock specified in the Transfer Notice or again be subject to the provisions of this Section 6.2 with respect to such Voting Stock.

     6.3  TENDER OFFER SALE.  Until July 8, 2003, prior to making any sale or
          -----------------
exchange of shares of Voting Stock pursuant to Section 5.7(a)(vi)(B) in response to a tender or exchange offer referred to therein (the "Eligible Tender Offer"),
                                                        ---------------------
the Investor shall give the Company the opportunity to purchase such shares of Voting Stock in the following manner:

          (a)  The Investor shall give notice (the "Tender Notice") to the
                                                   -------------
Company in writing of its intention to tender shares of Voting Stock in the Eligible Tender Offer no later than 48 hours prior to the then-scheduled expiration of the Eligible Tender Offer, which Tender Notice shall specify the number of shares proposed to be tendered (the "Tendered Shares"). If the
                                               ---------------
Investor thereafter chooses not to tender any or all of such Tendered Shares into the Eligible Tender Offer (which the Investor may do at any time prior to receipt of an Exercise Notice (as defined below) from the Company), the Investor shall promptly advise the Company thereof by amending the Tender Notice and thereafter such shares shall no longer be deemed to be Tendered Shares.

          (b) If the Tender Notice is given, the Company shall have the right to purchase part or all of the Tendered Shares specified in the Tender Notice, exercisable, no later than 24 hours prior to the expiration of the Eligible Tender Offer (as specified in the Tender Notice or any extension of the Eligible Tender Offer), by giving written notice (an "Exercise Notice") to the Investor
                                             ---------------
and depositing in escrow (or similar arrangement) a sum (in cash) sufficient to purchase all Tendered Shares at the price then being offered in the Eligible Tender Offer, without regard to any provision thereof with respect to proration or conditions to the offeror's obligation to purchase. The delivery by the Company of an Exercise Notice and deposit of funds as provided above will, except as provided below, constitute an irrevocable agreement by the Company to purchase, and the Investor to sell, the Tendered Shares in accordance with the terms of this Section 6.3, whether or not the Eligible Tender Offer or any other tender or exchange offer (a "Competing Tender Offer") for Voting Stock that was
                             ----------------------
outstanding during the Eligible Tender offer is consummated; provided that if
                                                             --------
prior to delivery of the Tender Notice, the Investor has commenced a tender or exchange offer for Voting Stock, the Investor will not be obligated to sell the Tendered Shares to the Company unless such offer has expired or been withdrawn without the purchase of any Voting Stock by the Investor thereunder. If the Company exercises its right to purchase Tendered Shares by giving such notice and depositing such cash, the closing of the purchase of such Tendered Shares shall take place not later than five business days after the expiration or withdrawal of the Eligible Tender Offer or any Competing Tender Offer. If the cash deposited by the Company in the escrow account is insufficient to pay all amounts required to be paid to the Investor pursuant to Section 6.3(c), the Company shall pay any additional amounts necessary to cover such insufficiency to the Investor in cash at the closing.

          If the Eligible Tender Offer is extended, any Tender Notice or related Exercise Notice shall be deemed invalid subject to the obligation of the Investor to give notice pursuant to Section 6.3(a) at least 48 hours prior to the new scheduled expiration date if it intends to tender voting stock into the Eligible Tender Offer and the right of the Company to purchase any Tendered Shares by giving notice pursuant to Section 6.3(b) not later than 24 hours prior to the new scheduled expiration date.

          (c)  The purchase price to be paid by the Company pursuant to this
Section 6.3 shall be the highest price offered or paid in the Eligible Tender Offer or in any Competing Tender Offer. For purposes hereof, the price offered or paid in a tender or exchange offer for shares of Voting Stock Shall be deemed to be the price offered or paid pursuant thereto, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase.

          If the purchase price specified in the tender offer includes any property other than cash, the value of any property included in the purchase price shall be jointly determined by a nationally recognized investment banking firm selected by each party or, in the event such firms are unable to agree, a third nationally recognized investment banking firm to be selected by such two firms. For this purpose:

          (i) The parties shall use their best efforts to cause any determination of the value of any securities included in the purchase price to be made within the three business days after the date of delivery of the Tender Notice. If the firms selected by the Investor and the Company are unable to agree upon the value of any such securities within such three-day period, the firms shall promptly select a third firm whose determination shall be made promptly and shall be conclusive.

          (ii) The parties shall use their best effort to cause any determination of the value of property other than securities to be made within four business days after the date of delivery of the Tender Notice. If the firms selected by the Investor and the Company are unable to agree upon a value within such four-day period, the firms shall promptly select a third firm whose determination shall be made promptly and shall be conclusive.

The Company shall bear the costs of any investment banking firms and escrow agents retained in accordance with this Section 6.3.

          (d) If the Company does not exercise its right of first refusal as contemplated in this Section 6.3, the Investor shall be free to accept the Eligible Tender Offer.

     6.4  ASSIGNMENT OF RIGHTS.  In the event that the Company elects to
          --------------------
exercise any of its rights under this Section 6, the Company may specify, prior to closing such purchase, another Person (reasonably acceptable to Baxter) as its designee to purchase the shares of Voting Stock to which such notice of intention to exercise such rights relates. If the Company designates another person as the purchaser pursuant to this Section 6, the Company shall be legally obligated to complete such purchase if its designee fails to do so. Any such designee of the Company must agree in writing to comply with and be bound by the terms of this Agreement.

                                   SECTION 7

                                 MISCELLANEOUS
                                 -------------

     7.1  TERMINATION.
          -----------

          (a) This Agreement may be terminated at any time prior to the Closing by mutual consent of the respective Boards of Directors of the Company and the Investor;

          (b) After the Closing, this Agreement shall terminate an the earliest to occur of:

               (i)  the tenth anniversary of the date hereof ; or

               (ii) such time or times as the Investor beneficially owns less than 5% of the aggregate Common Stock and Common Stock Equivalents.

     7.2  GOVERNING LAW.  This Agreement shall be governed and construed in all
          -------------
respects in accordance with the laws of the State of California as applied to agreements made and performed in California by residents of the State of California.

     7.3  ENTIRE AGREEMENT; AMENDMENT.  This Agreement constitutes the full and
          ---------------------------
entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein and therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Registrable Securities may,
--------  -------
with the Company's prior written consent, waive, modify or amend on behalf of all holders, any provisions hereof, except that any such waiver, modification or amendment which affects a Holder in a manner or to an extent more adverse than any other Holder shall require the prior written consent of such Holder.

     7.4  NOTICES.  All notices, requests, demands, and other communications
          -------
permitted or required (i) under this Agreement shall be in writing and shall be either personally delivered (including couriers such as Federal Express) or sent by pre-paid certified mail, return receipt requested, or facsimile transmission, with a confirmation copy personally delivered or sent by pre-paid certified mail, addressed or transmitted to the address or number stated below of the party to which notice is given, or to such other address or number as such party may have fixed by notice given in accordance with the terms hereof (ii) pursuant to the Certificates of Designation set forth as Exhibit A to the Asset Purchase
                                                ---------
Agreement, shall be sent in the manner set forth in such certificates to the following address of the applicable party:

     To the Company:

     Urogen Corp.
     10835 Altman Row, Suite A
     San Diego, California 92121
     Attention:  Robert E. Sobol
     Facsimile:  (619) 642-9173

     With a copy to:

     Wilson Sonsini Goodrich & Rosati
     650 Page Mill Road
     Palo Alto, California 94304-1050
     Attention:  Herbert P. Fockler, Esq.
     Facsimile:  (650) 493-6811

     To the Investor:

     Baxter Healthcare Corporation
     1627 Lake Cook Road
     Deerfield, Illinois 60015
     Attention:  President - Venture Management
                 Associate General Counsel
     Facsimile:  (847) 940-6271

     With a copy to:

     Seyfarth, Shaw, Fairweather & Geraldson
     55 East Monroe Street
     Chicago, Illinois 60603-5803
     Attention:  Christopher A. Lause, Esq.
     Facsimile:  (312) 269-8869

     To any other Holder:

     At such Holder's address of record with the Company.

     To the Founders:

     At such Founder's address of record with the Company.

Any notice, sent as provided above, shall be deemed given if personally delivered or, if sent by certified mail, upon delivery at the address provided for above (or, in the event delivery is refused, the first date on which delivery was tendered) or, if sent by facsimile transmission, upon receipt by the sender of confirmation of delivery.

     7.5  DISPUTE RESOLUTION.
          ------------------

          (a)  Provisional Remedies:  The procedures specified in this Section
7.5 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided,
                                                                  --------
however, that a party, without prejudice to these procedures, may seek a
-------
preliminary injunction or other provisional relief if, in its sole judgment, such action is deemed necessary to avoid irreparable damage or to preserve the status quo. During such action, the parties will continue to participate in good faith in the procedures specified in this Section 7.5.

          (b) Negotiations Between Executives: If the dispute is between the Company or the Founders and the Investor, the parties will first attempt in good faith to resolve promptly any claim or controversy arising out of or relating to the execution, interpretation or performance of this Agreement (including the validity, scope and enforceability of the provisions contained in this Section 7.5) through negotiation by executive officers of the Company and the Investor.

          (c) Arbitration: In the event that any dispute arising out of or relating to this Agreement or its breach, termination or validity has not been resolved after good faith negotiation pursuant to the procedures of Section 7.5(b) or if Section 7.5(b) is inapplicable, after good faith negotiation by the applicable parties, within thirty (30) days following any party delivering notice of such dispute to any adverse party hereto, such dispute shall, upon written notice by either party to the other, be finally settled by arbitration administered by JAMS/Endispute in accordance with the provisions of its Comprehensive Arbitration Rules and Procedures and the United States Federal Arbitration Act, as modified below:

               (i) The arbitration shall be heard by a panel of three (3) independent and impartial arbitrators all of whom shall be selected from a list of neutral arbitrators supplied by the JAMS/Endispute. From such list, each of such adverse parties shall select one (1) arbitrator, and the arbitrators so selected shall select a third. The panel shall designate one (1) among them to serve as chair.

               (ii) The arbitration proceedings shall be conducted in San Diego County, California unless notice demanding arbitration is delivered by the Company or the Founders to the Investor, in which case the arbitration proceedings shall be conducted in Cook County, Illinois.

               (iii) Any party may seek interim or provisional remedies under the Federal Rules of Civil Procedure and the United States Federal Arbitration Act as necessary to protect the rights or property of the party pending the decision of the arbitrators.

               (iv) The parties shall allow and participate in limited discovery for the production of documents and taking of depositions, which shall be conducted in accordance with the Comprehensive Arbitration Rules and Procedures of JAMS/Endispute. All discovery shall be completed within sixty (60) days following the filing of the answer or other responsive pleading. Unresolved discovery disputes shall be brought to the attention of the chair of the arbitration panel and may be disposed of by the chair.

               (v) Each party shall have up to fifty (50) hours to present evidence and argument in a hearing before the panel of arbitrators, provided that the chair of the panel of arbitrators may establish such longer times for presentations as the chair deems appropriate

               (vi) The arbitration award shall be rendered by the arbitrators within fifteen (15) business days after conclusion of the hearing of the matter, shall be in writing and shall specify the factual and legal basis for the award. Judgment thereon may be entered in any court having jurisdiction thereof.

               (vii) The arbitrations are empowered to order money damages in compensation for a party's actual damages, specific performance or other appropriate relief to cure a breach; provided, however, that the arbitrators will have no
                      --------  -------
                      authority to award special, punitive or exemplary damages, or other money damages that are not measured by the prevailing party's actual damages.

          (d) Performance During Dispute: Each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement, unless to do so would be commercially impossible or impractical under the circumstances.

          (e) Costs of Arbitration: The party which is found to have been more at fault in a dispute arbitrated under this Section 7.5 shall be responsible for paying the costs and expenses, including reasonable attorney's fees, which the other party has incurred in such arbitration.

     7.6  REPRESENTATIONS OF THE COMPANY AND THE FOUNDERS.  Each of the Company
          -----------------------------------------------
and the Founders severally, but not jointly, represent and warrant to the Investor that to its knowledge, the terms of the Certificates of Designation of the Preferred Stock set forth as Exhibit A to the Asset Purchase Agreement do
                                 ---------
not materially conflict with the Articles of Incorporation, the By-Laws, or any other instrument or agreement to which any of the Company or the Founders are parties or with respect to which any of them are bound.

     7.7  SEVERABILITY.  In the event that any provision of this Agreement
          ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     7.8  TITLES AND SUBTITLES.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not considered in construing or interpreting this Agreement.

     7.9  COUNTERPARTS; EXECUTION BY FACSIMILE.  This Agreement may be executed
          ------------------------------------
in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be executed and delivered by exchange of facsimile copies showing the signatures of the parties hereto, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the same agreement requiring no further execution.

     IN WITNESS WHEREOF, the Company, the Investor and the Founders (but only as to Sections 2, 3, 5 and 7) have executed this Investor Rights Agreement as of the date first above written.


                                 UROGEN CORP.

                                 By: /s/ Paul D. Quadros
                                     ------------------------------------
                                     Name: Paul D. Quadros
                                     Its:  President and Chief Executive Officer


                                 INVESTOR:


                                 BAXTER HEALTHCARE CORPORATION

                                 By: /s/ Victor W. Schmitt
                                     ------------------------------------
                                     Name: Victor W. Schmitt
                                     Its:  President, Venture Management


                                 FOUNDERS:

                                 /s/ Ivor Royston
                                 ----------------------------------------
                                 Ivor Royston


                                 /s/ Paul Quadros
                                 ----------------------------------------
                                 Paul Quadros


                                 /s/ Robert E. Sobol
                                 ----------------------------------------
                                 Robert E. Sobol


                          [INVESTOR RIGHTS AGREEMENT]